UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2015 (December 22, 2015)

Cortland Bancorp

(Exact name of registrant specified in its charter)

Ohio	000-13814	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio	44410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 637-8040

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting on December 22, 2015 the Boards of Directors of Cortland Bancorp (the “Company”) and The Cortland Savings and Banking Company appointed two new directors to their respective Boards of Directors effective January 1, 2016. J. Martin Erbaugh will be filling a vacancy in the class of directors whose term expires in 2018. The Board of Directors expanded the size of the board from eleven directors to twelve directors and appointed Thomas P. Perciak as a new director to the class whose term will expire at the 2016 Annual Meeting. At the 2016 Annual Meeting of Shareholders, the class of four directors that includes Mr. Perciak will be nominees for re-election for a term of three years with the term expiring in 2019.

There are no arrangements or understandings pursuant to which Messrs. Erbaugh and Perciak were elected as directors of the Company. No determination has been made as of the date hereof to which committees of the Company’s Board of Directors Messrs. Erbaugh and Perciak will be appointed.

Item 9.01(d) Financial Statements and Exhibits

A press release announcing the appointment of Messrs. Erbaugh and Perciak was issued on December 29, 2016 and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cortland Bancorp

Date:	December 29, 2015		/s/ James M. Gasior
James M. Gasior
		Its:	President & Chief Executive Officer

Cortland Bancorp

CURRENT REPORT ON FORM 8-K

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release dated December 29, 2015 regarding the appointment of two directors.